Exhibit 99.1

Tronox Appoints John D. Romano and Jean-François Turgeon co-Chief Executive Officers on Interim Basis

Jeffry N. Quinn to Take Leave of Absence

Lead Independent Director Ilan Kaufthal Elected Chairman of the Board on Interim Basis

STAMFORD, Conn. – December 27, 2020 – Tronox Holdings plc (NYSE:TROX) ("Tronox" or the "Company"), the world's leading integrated manufacturer of titanium dioxide pigment, today announced that its Board of Directors (the “Board”) appointed John D. Romano, Executive Vice President, Chief Commercial and Strategy Officer, and Jean-François Turgeon, Executive Vice President and Chief Operating Officer, as co-Chief Executive Officers on an interim basis, effective immediately. In addition, Ilan Kaufthal, Lead Independent Director, has been elected Chairman of the Board on an interim basis, effective immediately.

Chairman and Chief Executive Officer Jeffry N. Quinn will take a leave of absence, effective immediately. On December 24, 2020, Mr. Quinn alerted the Board that he had been referenced as an unnamed individual in a Securities and Exchange Commission civil complaint and related criminal complaint regarding alleged insider trading by the defendant named in the complaints in the shares of Ferro Corporation in February and March of 2016. Mr. Quinn served as a director of Ferro Corporation from May 2013 through August 2016. Mr. Quinn has been a director of Tronox since 2011, was appointed President and Chief Executive Officer in December 2017 and was appointed Chairman of the Board in March 2019. Neither Tronox nor Tronox’s shares are referenced in the complaints.

Mr. Kaufthal commented, “As we closely monitor developments with respect to the complaints, the Board has determined that Mr. Quinn’s leave of absence and the appointment of John D. Romano and Jean-François Turgeon as co-CEOs on an interim basis are in the best interests of Tronox and its stakeholders.”

Mr. Kaufthal continued, “The Board’s focus on maintaining a robust governance and succession planning process enabled our swift response to ensure the Company continues to execute on its long-term strategic plan. Mr. Romano and Mr. Turgeon collaborated successfully in leading the Company through Tronox’s transformation, including the Cristal integration and the challenges presented by the pandemic. With over six decades of combined leadership and operational experience in both the pigment and mining industries, including many years at Tronox, Mr. Romano and Mr. Turgeon have strong records of delivering results and appreciation for our culture. We are confident that together, supported by a deep bench of talented senior management, we will continue to build on the significant momentum Tronox is currently experiencing in the market.”

Mr. Romano commented, “Over the last year, Tronox has demonstrated resiliency in meeting ongoing challenges. We remain confident that our vertical integration strategy will continue to provide a competitive advantage, allowing Tronox to best serve our global customer base during this pivotal time in the TiO2 industry as we close out a strong fourth quarter.  Jean-François and I appreciate the Board’s confidence as we work closely to ensure a seamless transition for all our stakeholders.”

Mr. Turgeon added, “As we continue to operate our business with a high level of excellence, we remain focused on meeting the needs of our customers and driving financial results. We have demonstrated our unwavering commitment to delivering safe, quality, low-cost, sustainable tons for our customers. John and I are confident Tronox is well positioned to capitalize on the future market recovery.”

While serving as co-Chief Executive Officers on an interim basis, John D. Romano and Jean- François Turgeon will maintain their respective responsibilities as Executive Vice President, Chief Commercial and Strategy Officer, and Executive Vice President and Chief Operating Officer.

About John D. Romano

Mr. Romano currently serves as co-Chief Executive Officer on an interim basis as well as Executive Vice President, Chief Commercial and Strategy Officer. Previous roles include Senior Vice President and President of the Company’s Pigment and Electrolytic operations, as well as Executive Vice President of Tronox Incorporated. He has held a variety of senior sales and marketing leadership positions at Tronox and its predecessor companies dating back to 1988.

Mr. Romano holds a Bachelor’s degree in Accounting from Oklahoma State University.

About Jean-François Turgeon

Mr. Turgeon currently serves as co-Chief Executive Officer on an interim basis as well as Executive Vice President and Chief Operating Officer. Mr. Turgeon joined Tronox in January 2014 to integrate the mineral sands and pigment business. In addition, he has accountability for integrated business planning, technology, supply chain and capital investment, including mine development. Mr. Turgeon brings decades of leadership experience in the global titanium dioxide business.  He joined Tronox from the Rio Tinto Group, where he served for more than 24 years, culminating in his position as Managing Director of its iron and titanium division. Mr.

Turgeon holds a Bachelor of Science degree in Chemical Engineering from Université Laval and a Master’s degree in Hydrometallurgy from McGill University.

About Tronox

Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals, and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit tronox.com.

Cautionary Statement about Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, the impact of today’s announcements; market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, including as a result of the coronavirus outbreak, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward- looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Media Contact:
Melissa Zona +1.636.751.4057

Investor Contact:
Jennifer Guenther +1.646.960.6598

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